Class A, B, Global Grant 1 and Park Global Fund 3 Units

Monthly Performance Report • May 2016

Consider your alternatives. Invest smarter. Grant Park Fund

DCM Brokers, LLC Member FINRA/SIPC Servicing Agent

555 W. Jackson Blvd., Ste 600 Chicago, IL 60661

This sales and advertising literature must be read in conjunction with the prospectus in order to understand fully all of the implications and risks of the offering of securities to which it relates. A copy of the prospectus must be made available to you in connection with this offering. This is neither an offer to sell nor a solicitation of an offer to buy the securities described herein. An offering is made only by the prospectus. The information in this document is valid only as of the date hereof and may be changed without notice. This communication is confidential and is intended solely for the information of the person to whom it has been delivered.

2 Grant Park Fund Performance Report • May 2016

Market Commentary: May 2016

Currencies: The U.S. dollar strengthened against its global counterparts due to speculation about an interest rate increase and on disappointing international economic data which is suggestive of sluggish global growth. The Japanese yen declined ahead of the G7 meeting which discussed potential Japanese plans to weaken their currency. The Canadian dollar fell on disappointing economic data.

Energy: Crude oil prices rose as demand increased and risks to future supplies were reinforced by a pipeline disruption in Nigeria and wildfires in Alberta, Canada. A decline in the number of active U.S. oil rigs and in U.S. crude stockpiles also moved crude oil markets higher. Natural gas prices rose as forecasts for warm weather raised expectations of increased demand.

Equities: Global equity markets finished higher on increasing oil prices, better than expected earnings and positive global cues.

Fixed Income: U.S. fixed income markets were mixed, with shorter-term treasuries down slightly on growing expectations of a possible interest rate hike. U.K fixed income markets rose on increased demand and as investors await a vote over a possible British exit from the European Union.

Grains/Foods: Corn and soybean markets rose on improving demand, on USDA reports of slower planting progress in the U.S. and on smaller crop yields from South America. The USDA also reported soybean supplies were much lower than expected, which bolstered the markets. Cocoa prices fell in anticipation the current ideal crop-growing conditions could cause a potential surplus. Sugar markets rose on increased demand and continued weak supplies.

Metals: Precious metals markets declined due to three factors: strength in the U.S. dollar, strength in the equity markets and indications the Federal Reserve may increase interest rates in the near term. Copper and base metals prices moved lower amidst concerns over mounting debt and slowing growth in China.

A Units (Closed to New Investments)

	Jan	Feb	March	April	May	June	July	Aug	Sep	Oct	Nov	Dec	YTD
2016	4.27%	2.95%	-3.01%	-2.03%	-2.12%								-0.16%
2015	2.82%	-0.26%	0.36%	-4.01%	-1.46%	-4.64%	2.33%	-6.15%	3.09%	-2.29%	3.44%	-5.70%	-12.41%
2014	-4.77%	1.19%	-2.85%	0.12%	0.94%	0.56%	-0.89%	4.22%	2.23%	0.57%	4.92%	0.63%	6.66%
2013	1.47%	-2.86%	1.22%	1.01%	-2.83%	-3.12%	-0.24%	-2.22%	-0.87%	1.63%	2.24%	0.89%	-3.84%
2012	0.00%	0.80%	-2.21%	0.00%	6.19%	-4.88%	3.56%	-1.30%	-2.13%	-5.64%	-0.63%	0.52%	-6.13%
2011	-0.52%	2.26%	-2.48%	3.79%	-6.93%	-3.79%	3.02%	-1.81%	-1.64%	-4.51%	-0.57%	-0.05%	-12.95%
			2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010
			10.97%	7.00%	15.25%	20.03%	-7.58%	-3.44%	9.11%	12.63%	19.91%	-9.23%	4.45%

B Units (Closed to New Investments)

	Jan	Feb	March	April	May	June	July	Aug	Sep	Oct	Nov	Dec	YTD
2016	4.20%	2.94%	-3.09%	-2.08%	-2.17%								-0.43%
2015	2.77%	-0.31%	0.31%	-4.07%	-1.51%	-4.69%	2.27%	-6.20%	3.03%	-2.35%	3.38%	-5.75%	-12.97%
2014	-4.83%	1.14%	-2.91%	0.06%	0.89%	0.53%	-0.95%	4.20%	2.19%	0.52%	4.87%	0.58%	6.07%
2013	1.42%	-2.91%	1.17%	0.96%	-2.88%	-3.18%	-0.30%	-2.28%	-0.93%	1.58%	2.19%	0.84%	-4.44%
2012	-0.06%	0.75%	-2.27%	-0.05%	6.13%	-4.93%	3.51%	-1.36%	-2.19%	-5.69%	-0.68%	0.46%	-6.74%
2011	-0.58%	2.20%	-2.53%	3.74%	-6.98%	-3.84%	2.96%	-1.86%	-1.69%	-4.57%	-0.62%	-0.11%	-13.52%
						2003	2004	2005	2006	2007	2008	2009	2010
						7.66%	-8.40%	-4.25%	8.28%	11.76%	18.88%	-9.87%	3.80%

Global 1 Units

	Jan	Feb	March	April	May	June	July	Aug	Sep	Oct	Nov	Dec	YTD
2016	4.32%	3.16%	-2.36%	-1.79%	-2.24%								0.89%
2015	2.98%	0.01%	0.56%	-3.84%	-1.27%	-4.43%	2.50%	-6.03%	3.26%	-2.09%	3.51%	-5.49%	-10.46%
2014	-4.59%	1.40%	-2.64%	0.36%	1.15%	0.76%	-0.66%	4.27%	2.39%	0.80%	5.31%	0.81%	9.34%
2013	1.69%	-2.63%	1.47%	1.22%	-2.61%	-2.83%	0.00%	-2.00%	-0.63%	1.77%	2.37%	1.16%	-1.22%
2012	0.39%	0.96%	-1.97%	0.27%	6.32%	-4.59%	3.85%	-1.15%	-1.85%	-5.36%	-0.43%	0.77%	-3.30%
2011	-0.74%	2.00%	-1.85%	2.92%	-6.49%	-3.33%	3.09%	-1.25%	-1.34%	-4.01%	-0.39%	0.06%	-11.18%
												2009	2010
												-4.32%	2.88%

Global 3 Units

	Jan	Feb	March	April	May	June	July	Aug	Sep	Oct	Nov	Dec	YTD
2016	4.24%	3.05%	-2.54%	-2.01%	-2.41%								0.11%
2015	2.83%	-0.14%	0.42%	-3.99%	-1.43%	-4.59%	2.33%	-6.18%	3.10%	-2.25%	3.39%	-5.70%	-12.16%
2014	-4.75%	1.23%	-2.81%	0.20%	1.00%	0.60%	-0.82%	4.19%	2.25%	0.65%	5.24%	0.66%	7.46%
2013	1.53%	-2.79%	1.30%	1.06%	-2.76%	-3.01%	-0.17%	-2.17%	-0.79%	1.64%	2.25%	1.01%	-3.06%
2012	0.22%	0.79%	-2.13%	0.10%	6.16%	-4.73%	3.66%	-1.31%	-2.00%	-5.52%	-0.60%	0.60%	-5.19%
2011	-0.91%	1.76%	-2.01%	2.75%	-6.67%	-3.50%	2.92%	-1.43%	-1.52%	-4.17%	-0.56%	-0.11%	-13.05%
												2009	2010
												-6.04%	0.68%

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

Grant Park Fund Performance Report • May 2016 3

A and B Units Global Units

Trading Performance by Sector Trading Performance by Sector

Performance reported is gross of fees and expenses. Performance reported is gross of fees and expenses.

Monthly Exposure by Sector Monthly Exposure by Sector

Sector Positions at Month-End

Commodities 21% Financials 79%

Energy 6% Grains 10% Metals 5% Currencies 18% Equities 35% Fixed Income 26%

May 15 Jun 15 Jul 15 Aug 15 Sep 15 Oct 15 Nov 15 Dec 15 Jan 16 Feb 16 Mar 16 Apr 16 May 16

Short position Long position

Understand • Performance can your be Risks volatile and you could lose all or substantially all of your investment in the Grant Park Fund.

No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.

Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.

Commodity futures trading may be illiquid.

An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.

Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.

Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.

Grant Park’s use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.

You will have no right to participate in the management of Grant Park.

The structure and operation of Grant Park involves several conflicts of interest.

Your annual tax liability may exceed cash distributions to you.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

4 Grant Park Fund Performance Report • May 2016

Grant Park Fund At-A-Glance

Product	Global Units		A and B Units
Class	1	3	Closed to New Investment
Account Type	Fee-based	Commission-based	
Minimum Investment	$5,000	$5,000	
Retirement Account	$1,000	$1,000	
Trading Strategy	Traditional, systematic, medium- to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.		
Breakeven Level	3.60%	5.81%	
Redemptions	Monthly after 90 days	Monthly after 90 days	
Penalty	No	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	6	
Eligibility	The Fund is registered in all states except New Mexico and Puerto Rico. Eligibility varies by state, but not less than $300k net worth or $100k net worth and $85k income. IA and TN residents: Not less than $500k net worth or $100k net worth and $100k income. No investor should invest more than 10% of his/her net worth.		

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - May 2016	
Total Fund Assets (A,B, Legacy, Global)	$191M
12-Month Return	-10.17%
Average 12-Month Return	14.18%
36-Month Cumulative Return	-8.40%
60-Month Cumulative Return	-23.51%
Compounded Annualized ROR	10.13%
3-Year Compounded Annualized ROR	-2.88%
5-Year Compounded Annualized ROR	-5.22%
10-Year Compounded Annualized ROR	-0.99%
Worst Drawdown (5/89 - 10/89)	-38.90%
Worst Drawdown Last 5 Years (12/08 - 5/16)	-30.51%
Average 1-month Gain	5.84%
Average 1-month Loss	-4.04%
# of Winning Months	170
# of Losing Months	159

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] April 2006 - March 2016	
Moved in Opposite Directions	45%
Positive Results for Both	33%
Negative Results for Both	22%

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.

All charts in this document were prepared by Dearborn Capital Management, LLC.
©2016 Dearborn Capital Management, LLC. All rights reserved.

GRANT PARK FUND
grantparkfunds.com
866.242.4055
Sponsored by DEARBORN CAPITAL MANAGEMENT LLC
2-0516D0242